UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 14, 2015
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment of W. Lance Anderson Option
On August 14, 2015, Novation Companies, Inc. (the “Company”) entered into a Second Amended and Restated Stock Option Agreement with its Chief Executive Officer, W. Lance Anderson (the “Amendment”). The Amendment amends and restates that certain Amended and Restated Stock Option Agreement, dated as of March 2, 2015 (the “Original Option”).

The Original Option provided that upon the occurrence of certain termination events the Company could, at its election, pay Mr. Anderson an immediate lump sum cash payment equal to the excess fair market value of the shares that had not been exercised under the Original Option over the applicable option price payable for the shares.

The Amendment deletes this provision, which is inconsistent with Company practice.

This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Stock Option Agreement, dated August 14, 2015, by and between the Company and W. Lance Anderson.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: August 14, 2015	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Financial Officer